UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2023

Hercules Capital, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HTGC	New York Stock Exchange
6.25% Notes due 2033	HCXY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

Letter of Credit Facility Agreement

On January 13, 2023, Hercules Capital, Inc., a Maryland corporation (the “Company”), entered into a Letter of Credit Facility Agreement (the “SMBC LC Facility”) with Sumitomo Mitsui Banking Corporation (“SMBC”), as issuing bank. The SMBC LC Facility provides for a letter of credit facility with a final maturity date ending on January 13, 2026 and an initial commitment amount of $100.0 million. The Company’s obligations under the SMBC LC Facility may in the future be guaranteed by certain of the Company’s subsidiaries and is primarily secured by a first priority security interest (subject to certain exceptions) in only certain specified property and assets of the Company and any subsidiary guarantors thereunder.

Each letter of credit issued by SMBC under the SMBC LC Facility will expire at or prior to the earlier to occur of the twelfth month after the date of each issuance and the final maturity date of the SMBC LC Facility, provided that the Company may elect to renew a letter of credit with a one-year term for additional one-year periods, subject to the terms and conditions set forth in the SMBC LC Facility.

Extensions of credit under the SMBC LC Facility are subject to compliance with a borrowing base and an aggregate portfolio balance. Letters of credit that are drawn and funded may remain outstanding until the maturity date and shall bear interest at the following rates: for (i) any letter of credit disbursement for which the Company elects the base rate option, (A) if the borrowing base is equal to or greater than the product of 1.60 and the letter of credit exposure, the “alternate base rate” (which is the greater of (x) zero and (y) the highest of (a) the prime rate as published in the print edition of The Wall Street Journal, Money Rates Section, (b) the federal funds effective rate plus 0.5% and (c) the one-month Term SOFR rate plus 1% per annum) plus 0.350% per annum and (B) if the borrowing base is less than the product of 1.60 and the letter of credit exposure, the alternate base rate plus 0.475% per annum; and (ii) any letter of credit disbursement for which the Company elects the “term benchmark” or “RFR” option, (A) if the borrowing base is equal to or greater than the product of 1.60 and the letter of credit exposure, the “adjusted term benchmark rate” (being EURIBOR if the letter of credit disbursement is denominated in Euros, Term SOFR if the letter of credit disbursement is denominated in USD, CDOR if the letter of credit disbursement is denominated in Canadian Dollars and TIBOR if the letter of credit disbursement is denominated in Japanese Yen, in each case, subject to a floor of zero) or the “RFR” (being daily simple SONIA if the letter of credit disbursement is denominated in Sterling), as applicable, plus 1.350% per annum and (B) if the borrowing base is less than the product of 1.60 and the letter of credit exposure, the adjusted term benchmark rate or RFR (as applicable) plus 1.475% per annum. The proceeds of letters of credit issued on the account of the Company under the SMBC LC Facility may be used, subject to certain restrictions set forth in the SMBC LC Facility, for funding amounts due under the unfunded portion of committed portfolio investments.

The Company will be required to pay (i) letter of credit commitment fees at a rate per annum equal to 0.350% on the average daily unused amount of the then-current commitment of SMBC as the issuing bank and (ii) letter of credit fees at a rate per annum equal to (a) 1.10%, if the borrowing base is greater than or equal to the product of 1.60 and the letter of credit exposure, or (b) 1.225%, if the borrowing base is less than the product of 1.60 and the letter of credit exposure, on the average daily amount of the letter of credit exposure (excluding any portion thereof attributable to outstanding and unreimbursed letter of credit disbursements).

In connection with the SMBC LC Facility, the Company has made certain representations and warranties, and must comply with certain affirmative and negative covenants, including, but not limited to, (i) maintaining minimum shareholders’ equity, measured as of each fiscal quarter end, (ii) maintaining a minimum asset coverage ratio of 150% at all times and (iii) maintaining the Company’s status as a regulated investment company under the Internal Revenue Code of 1986, as amended, and as a business development company under the Investment Company Act of 1940, as amended. The SMBC LC Facility also permits SMBC to select an independent third-party valuation firm to determine valuations of certain portfolio investments for purposes of the borrowing base. In connection with the SMBC LC Facility, the Company also entered into new collateral documents.

The SMBC LC Facility also contains customary events of default with customary cure and notice provisions, including, without limitation, nonpayment, misrepresentation of representations and warranties in a material respect, breach of covenant, cross-default and cross-acceleration to other indebtedness and bankruptcy. Upon the occurrence of an event of default, SMBC, as issuing bank, may terminate its commitment under the SMBC LC Facility and declare the outstanding letter of credit disbursements and all other obligations of the Company under the SMBC LC Facility immediately due and payable. In the event that the letter of credit disbursements are declared due and payable, then, upon notice from SMBC demanding the deposit of cash collateral, the Company is required to immediately deposit into a letter of credit collateral account cash an amount equal to the then-current letter of credit exposure (excluding any portion thereof attributable to outstanding and unreimbursed letter of credit disbursements) as of such date plus any accrued and unpaid interest on such letter of credit exposure (excluding any portion thereof attributable to outstanding and unreimbursed letter of credit disbursements).

The above description is only a summary of the material provisions of the SMBC LC Facility and is qualified in its entirety by reference to the SMBC LC Facility, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

First Omnibus Amendment to Revolving Credit Agreement and Guarantee and Security Agreement

On January 13, 2023, the Company entered into the First Omnibus Amendment to Revolving Credit Agreement and Guarantee and Security Agreement (the “SMBC RCF First Omnibus Amendment”), which among other things, amends the Revolving Credit Agreement, dated as of November 9, 2021, as amended by the First Amendment to Revolving Credit Agreement, dated as of December 31, 2021, and as amended by the Second Amendment to the Revolving Credit Agreement, dated as of June 14, 2022 (the “SMBC RCF Agreement” and, as amended by the SMBC RCF First Omnibus Amendment, the “SMBC Amended RCF Agreement”), with SMBC, as administrative agent, and the lenders and issuing banks from time to time party thereto to, among other things, (i) permit up to $400,000,000 of indebtedness of the Company arising from certain letter of credit facilities (including the SMBC LC Facility), and (ii) permit liens on assets securing such letter of credit facilities.

The above description is only a summary of the material provisions of the SMBC RCF First Omnibus Amendment and is qualified in its entirety by reference to the SMBC RCF First Omnibus Amendment, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Third Amendment to Loan and Security Agreement

On January 13, 2023, Hercules Funding IV LLC, a Delaware limited liability company and a special purpose wholly-owned subsidiary of the Company (“HFIV”) entered into the Third Amendment to Loan and Security Agreement (the “MUFG Third Amendment”), with the lenders party thereto, and MUFG Bank, Ltd., as agent, a joint lead arranger, swingline lender and sole bookrunner, which amends the Loan and Security Agreement, dated as of February 20, 2020, as amended by the First Amendment to Loan and Security Agreement, dated as of June 18, 2021, and as further amended by the Second Amendment to Loan and Security Agreement, dated as of June 10, 2022 (the “MUFG Loan Agreement” and, as amended by the MUFG Third Amendment, the “MUFG Amended Loan Agreement”), with HFIV, as borrower, the lenders from time to time party thereto and MUFG Bank, Ltd., as agent.

The MUFG Third Amendment amends certain provisions of the MUFG Loan Agreement to, among other things, (i) reduce the maximum revolver amount from $545.0 million to $400.0 million, which may be further increased to $600.0 million pursuant to an uncommitted accordion feature, (ii) modify the borrowing spread to a margin to SOFR plus 2.75%, (iii) modify the non-use fee during the revolving credit availability period to a range of 0.75% to 0.375%, (iv) extend the maturity of the revolving credit facility under the MUFG Loan Agreement to January 13, 2026, plus a 12-month amortization period, unless sooner terminated in accordance with its terms, (v) modify the cash management provisions set forth in the MUFG Loan Agreement and (vi) modify the minimum tangible net worth covenant to an amount that is in excess of $869.0 million.

The above description is only a summary of the material provisions of the MUFG Third Amendment and is qualified in its entirety by reference to the MUFG Third Amendment, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

In connection with the MUFG Third Amendment, HFIV also entered into the First Amendment to Sale and Servicing Agreement (the “MUFG First Amendment to Sale and Servicing Agreement”), with the Company, as originator and servicer, HFIV, as borrower, and MUFG Bank, Ltd., as agent, which amends the Sale and Servicing Agreement, dated as of February 20, 2020 (the “MUFG Sale and Servicing Agreement” and, as amended by the MUFG First Amendment to Sale and Servicing Agreement, the “MUFG Amended Sale and Servicing Agreement”), with Company as originator and servicer, and MUFG Union Bank, N.A., as agent. The MUFG First Amendment to Sale and Servicing Agreement amends certain provisions of the MUFG Sale and Servicing Agreement, including the replacement of MUFG Union Bank, N.A., as agent, with MUFG Bank, Ltd., as agent and amendments to account for the MUFG Third Amendment.

The above description is only a summary of the material provisions of the MUFG First Amendment to Sale and Servicing Agreement and is qualified in its entirety by reference to the MUFG First Amendment to Sale and Servicing Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Item 2.03.    Creation of a direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.

January 17, 2023	By:	/s/ Kiersten Zaza Botelho
Kiersten Zaza Botelho General Counsel